UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

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Silver Bay Realty Trust Corp.
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Silver Bay Realty Trust Corp. Announces Third Quarter 2014 Dividend of $0.04 per Share

NEW YORK, September 4, 2014 - Silver Bay Realty Trust Corp. (NYSE: SBY) (“Silver Bay” or the “Company”) declared today a quarterly dividend of $0.04 per share of common stock for the third quarter of 2014. This dividend is payable October 3, 2014 to common stockholders of record at the close of business on September 22, 2014.

“The completion of our securitization and the pending transaction to internalize the management of the Company positions us well for cash flow expansion and dividend growth during the second half of 2014 and beyond,” said David N. Miller, Silver Bay’s President and Chief Executive Officer.

Silver Bay Realty Trust Corp.

Silver Bay Realty Trust Corp. is a Maryland corporation focused on the acquisition, renovation, leasing and management of single-family properties for rental income and long-term capital appreciation. Silver Bay owns single-family properties in Arizona, California, Florida, Georgia, Nevada, North Carolina, Ohio and Texas. Silver Bay has elected to be taxed as a REIT for U.S. federal tax purposes. Additional information can also be found on the company’s website: www.silverbayrealtytrustcorp.com.

Additional Information

IN CONNECTION WITH THE TRANSACTION TO INTERNALIZE THE MANAGEMENT OF THE COMPANY, THE COMPANY HAS FILED A DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS WITH THE SECURITIES AND EXCHANGE COMMISSION AND MAILED THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION TO ITS STOCKHOLDERS OF RECORD. INVESTORS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE COMPANY, ITS MANAGER AND THE TRANSACTIONS CONTEMPLATED BY THE CONTRIBUTION AGREEMENT PURSUANT TO WHICH SUCH TRANSACTION WOULD BE EFFECTED, INCLUDING ITS TERMS AND ANTICIPATED EFFECTS AND RISKS TO BE CONSIDERED BY SILVER BAY’S STOCKHOLDERS. Stockholders of Silver Bay, and other interested persons, may find additional information regarding Silver Bay and a free copy of the definitive proxy statement and other documents at the SEC’s Internet site at www.sec.gov or by directing requests to: Silver Bay Realty Trust Corp., Attn: Investor Relations, 3300 Fernbrook Lane North, Plymouth, MN 55447, telephone (952) 358-4400.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Actual results may differ from expectations, estimates and projections and, consequently, readers should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “target,” “assume,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believe,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include the estimated impact of the internalization of management on expenses and cash flows and the timing of the transaction and involve significant risks and uncertainties that could cause actual results to differ materially from expected results. Factors that could cause actual results to differ include: failure to obtain stockholder approval of the transaction and failure to successfully manage the integration of the Company’s external manager into the Company.

Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Silver Bay does not undertake or accept any obligation to release publicly any updates or revisions to any forward-looking statement to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based. Additional information concerning these and other risk factors is contained in Silver Bay’s most recent filings with the Securities and Exchange Commission. All subsequent written and oral forward-looking statements concerning Silver Bay or matters attributable to Silver Bay or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above.

Contact

Anh Huynh, Director of Investor Relations, Silver Bay Realty Trust Corp., ahuynh@silverbaymgmt.com, 952-358-4400.